Exhibit 99.2

April 29, 2016ex

Safe Harbor Statement T his presentation contains what the company believes are forward - looking statements related to future financial results and business operations for Cooper Tire & Rubber Company. Actual results may differ materially from current management forecasts and projections as a result of factors over which the company may have limited or no control. Information on certain of these risk factors and additional information on forward - looking statements are included in the company’s reports on file with the Securities and Exchange Commission and set forth at the end of this presentation. 2

Available Information You can find Cooper Tire on the web at coopertire.com. Our company webcasts earnings calls and presentations from certain events that we participate in or host on the investor relations portion of our website (http://coopertire.com/investors.aspx). In addition, we also make available a variety of other information for investors on the site. Our goal is to maintain the investor relations portion of the website as a portal through which investors can easily find or navigate to pertinent information about Cooper Tire, including: • our annual report on Form 10 - K, quarterly reports on Form 10 - Q, current reports on Form 8 - K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material or furnish it to the Securities and Exchange Commission (“SEC”); • information on our business strategies, financial results and selected key performance indicators; • announcements of our participation at investor conferences and other events; • press releases on quarterly earnings, product and service announcements and legal developments; • corporate governance information; and • other news and announcements that we may post from time to time that investors may find relevant. The content of our website is not intended to be incorporated by reference into this presentation or in any report or document we file with or furnish to the SEC, and any references to our website are intended to be inactive textual references only. 3

Three Months Ended March 31, 2016 Financial Performance Highlights 4 Amounts are unaudited and may not add due to rounding. (millions USD, except EPS) Net Sales by Segment Q1 2016 Q1 2015 Change from Prior Year Americas Tire $ 579 $ 599 - 3.2% International Tire 103 107 - 3.6% Eliminations (33) (42) 22.7 % Total Company $ 650 $ 663 - 2.0% Operating Profit by Segment OP % OP % Americas Tire $ 106 18.3 $ 90 15.0 $ 16 International Tire (2) - 1.7 (3) - 2.6 1 Corporate (13) (19) 6 Eliminations (0) 2 (2) Total Company $ 91 14.0 $ 70 10.6 $ 21 Earnings Per Share (diluted) from continuing operations attributable to common stockholders $ 1.05 $ 0.69 $ 0.36 Cash and Cash Equivalents $ 434 $ 449 $ (15)

5 CTB Raw Material Price Index North America 0 50 100 150 200 250 300 Q1 2016 Average = 131.5 Q2 2016 is an estimate

40 6 2 1 70 91 17 6 5 - 50 100 150 ($millions) ($millions) $21 +30% Operating Profit Walk Total Company Q1 2015 to Q1 2016 Amounts are unaudited and may not add due to rounding. 6 23 Net Price/Mix vs. Raw Materials

Operating Profit Walk Americas Tire Operations Q1 2015 to Q1 2016 Amounts are unaudited and may not add due to rounding . 7 37 6 90 106 10 5 5 2 5 - 150 ($millions) ($millions) 27 Net Price/Mix vs. Raw Materials $16 +18%

Operating Profit Walk International Tire Operations Q1 2015 to Q1 2016 Amounts are unaudited and may not add due to rounding. 8 5 (3) (2) 5 2 (25) - 25 ($millions) 2 1 0 Net Price/Mix vs. Raw Materials $1 +37%

Risks 9 It is possible that actual results may differ materially from projections or expectations due to a variety of factors, includ ing but not limited to: • volatility in raw material and energy prices, including those of rubber, steel, petroleum - based products and natural gas or the unavailability of such raw materials or energy sources; • the failure of the company’s suppliers to timely deliver products in accordance with contract specifications; • changes to tariffs or the imposition of new tariffs or trade restrictions, including changes related to the anti - dumping and cou ntervailing duties for passenger car and light truck tires imported into the United States from China; and any duties from the recent open investigation into truck and bus tires import ed into the United States from China; • changes in economic and business conditions in the world; • increased competitive activity including actions by larger competitors or lower - cost producers; • the failure to achieve expected sales levels; • changes in the company’s customer relationships, including loss of particular business for competitive or other reasons; • the ultimate outcome of litigation brought against the company , including stockholders lawsuits relating to the terminated Apollo merger as well as product liability claims, in each case which could result in commitment of significant resources and time to defend and possible material damages against the company or other unfavorable outcomes; • a disruption in, or failure of, the company’s information technology systems, including those related to cyber security, could adversely affect the company’s business operations and financial performance; • changes in pension expense and/or funding resulting from investment performance of the company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions, or changes to related accounting regulations; • government regulatory and legislative initiatives including environmental and healthcare matters; • volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; • changes in interest or foreign exchange rates; • an adverse change in the company’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; • failure to implement information technologies or related systems, including failure by the company to successfully implement an ERP system; • the risks associated with doing business outside of the United States; • the failure to develop technologies, processes or products needed to support consumer demand; • technology advancements; • the inability to recover the costs to develop and test new products or processes; • the impact of labor problems, including labor disruptions at the company , its joint venture, or at one or more of its large customers or suppliers; • failure to attract or retain key personnel; • consolidation among the company’s competitors or customers; • inaccurate assumptions used in developing the company’s strategic plan or operating plans or the inability or failure to successfully implement such plans; • any unforeseen circumstances that arise that cause the Board of Directors to alter its succession plans for the leadership of th e company; • risks relating to acquisitions, such as the proposed acquisition of a majority interest in China based Qingdao Ge Rui Da Rubber Co., Ltd., including the failure to successfully complete acquisitions or integrate them into operations or their related financings may impact liquidity and capital resources; • changes in the company’s relationship with its joint - venture partner or suppliers, including any changes with respect to the production of Cooper - branded products by CCT, the c ompany’s former joint venture in China; • the ability to find alternative sources for products supplied by CCT; • the inability to obtain and maintain price increases to offset higher production or material costs; • inability to adequately protect the company’s intellectual property rights; and • inability to use deferred tax assets.